UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2022

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

4203 Yoakum Blvd., Suite 100, Houston, Texas 77006
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IOGPQ	--

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.       Regulation FD Disclosure.

In connection with the voluntary cases filed under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) by ION Geophysical Corporation, GX Technology Corporation, ION Exploration Products (U.S.A.), Inc., and I/O Marine Systems, Inc. (collectively, the “Company Parties”), on June 29, 2022, the Company Parties held an auction pursuant to which certain bids for certain of the Company Parties’ marine data and processing assets, software assets, land data assets, devices assets, and intellectual property and inventory assets were accepted, contingent upon the approval of the Company’s board of directors (the “Board”). On July 1, 2022, the Board approved such bids. For additional information, please see the main case docket, which can be accessed through the website maintained by the Bankruptcy Court at https://www.txs.uscourts.gov, or by viewing the Company Parties’ website related to the chapter 11 cases at https://dm.epiq11.com/case/igc/info.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2022, in light of the successful auctions referenced in Item 7.01 above, Dale Lambert, Executive Vice President of E&P Technology & Services, and Sheila Rodermund, Executive Vice President of Operations Optimization, each of whom had committed to continue their employment at the Company until the conclusion of the strategic alternatives process, were released from employment with the Company.

“Both Dale and Sheila contributed significant value to the Company,” remarked Chris Usher, President and CEO. “On behalf of the Company and on my own behalf, I thank them for their years of excellent service and wish them all the best in their future endeavors.”

Forward Looking Statements

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include: the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the Company’s ability to comply with the milestones set forth in the Restructuring Support Agreement; the effects of the chapter 11 cases on the Company’s liquidity or results of operations or business prospects; the effects of the chapter 11 cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under chapter 11 protection; risks associated with third-party motions in the chapter 11 cases; increased levels of employee attrition during the chapter 11 cases; the Company’s ability to consummate the Restructuring Transactions; the ability of the Company to confirm and consummate the Plan; the ultimate benefits of our completed restructuring transactions; the risks associated with the timing and development of ION Geophysical Corporation’s products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; political, execution, regulatory, and currency risks; the outcome or changes, if any, of our consideration of various strategic alternatives; and the impact to our liquidity in the current uncertain macroeconomic environment, including the war in Ukraine. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, and our Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 6, 2021, August 12, 2021, and November 3, 2021, respectively. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission (SEC), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ION GEOPHYSICAL CORPORATION

By: /s/ Matthew Powers Matthew Powers Executive Vice President, General Counsel and Corporate Secretary
Date: July 8, 2022